UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 2, 2008

SAFESTITCH MEDICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19437	11-2962080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard Suite 670 Miami, Florida 33137
(Address of Principal Executive Office)

(305) 575-6000
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On April 2, 2008, Kenneth Block resigned as Chief Financial Officer of SafeStitch Medical, Inc. (the “Company”).

(c)    On April 3, 2008, Adam S. Jackson was appointed Chief Financial Officer of the Company, having joined the Company as Vice President, Finance on March 24, 2008.

Mr. Jackson, who is 45 years old, served as Senior Vice President, Finance for Levitt Corporation (“Levitt”), a publicly-traded real estate development company, from 2006 to 2008, where he was responsible for the Levitt’s financial planning and analysis activities. From 2003 to 2006, Mr. Jackson served as Levitt’s Senior Vice President, Controller, during which period he supervised Levitt’s accounting and financial reporting activities. In this capacity, Mr. Jackson oversaw the preparation and filing of Levitt’s registration statements and periodic reports with the Securities Exchange Commission, and presided over the company’s initial evaluation of internal control over financial reporting in accordance with the Sarbanes-Oxley Act of 2002. From 2001 to 2003, Mr. Jackson served as Chief Financial Officer of Romika-USA, Inc., a privately held consumer goods manufacturing and distribution company. From 2000 to 2001, Mr. Jackson served as Chief Operating Officer of V-Commex.com Corp., a privately-held internet company developing an international business-to-business web portal. From 1998 to 2000, Mr. Jackson served as Director of Financial Planning and Analysis at Eclipsys Corporation, a publicly-traded healthcare information technology provider.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Jackson and any other person pursuant to which Mr. Jackson was selected as an officer, other than the Company’s compensation arrangements and plans for executive officers and the Company’s other policies and procedures which are generally applicable to executive officers.

Since the beginning of the Company’s last fiscal year, the Company has not been a participant in any transactions within the meaning of Item 404(a) of Regulation S-K, and there are no such proposed transactions, or series of similar transactions, in which Mr. Jackson had a direct or indirect material interest.

Mr. Jackson’s employment with the Company is governed by an offer letter, dated March 11, 2008, and executed on March 14, 2008 (the “Agreement”). Pursuant to the Agreement, Mr. Jackson will receive an initial annual base salary of $170,000, subject to adjustment in accordance with the Company’s employee compensation policies. Additionally, Mr. Jackson is eligible to receive a discretionary, performance-based bonus, payable in cash, stock options or a combination thereof. Mr. Jackson’s employment with the Company is “at will”, which means that either he or the Company may terminate his employment at any time and for any reason, with or without cause.

In accordance with the Agreement, on March, 24, 2008, the Company granted to Mr. Jackson an option (the “Option”) to purchase 50,000 shares of the Company’s common stock at an exercise price of $3.00 per share, which was the fair market value of our common stock on such date. The Option vests equally twenty-five percent (25%) per year on the first four anniversaries of the grant date. Mr. Jackson will also be entitled to participate in such benefit programs as are generally made available to other employees of the Company, as well as reimbursement for COBRA premiums to maintain Mr. Jackson’s medical and dental insurance with his previous employer until December 31, 2008, with such reimbursement limited to the amount the Company contributes to similarly situated employees. In addition to his duties with the Company, it is anticipated that Mr. Jackson will provide financial and accounting services for certain other private or public companies as may be designated by the Company. Mr. Jackson will not receive any additional base salary for these services, but the Company may receive compensation from those other companies to which Mr. Jackson provides services.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein

(e)    The description of the Agreement contained in Item 5.02(c) to this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.02(e).

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit
Number	Description

10.1	Offer Letter from SafeStitch Medical, Inc. to Adam S. Jackson, dated March 11, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SAFESTITCH MEDICAL, INC.
Date: April 3, 2008	By:	/s/ Jeffrey G. Spragens
Jeffrey G. Spragens
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Offer Letter from SafeStitch Medical, Inc. to Adam S. Jackson, dated March 11, 2008